Exhibit 99.1

KONTOOR BRANDS COMPLETES THE SALE OF THE LEE® BUSINESS TO AUTHENTIC BRANDS GROUP

GREENSBORO, N.C. - November 3 2026 - Kontoor Brands, Inc. (NYSE: KTB) today announced it has completed the sale of the Lee® business to Authentic Brands Group.

"I want to thank the Kontoor team for the tremendous effort that drove the successful completion of this transaction," said Scott Baxter, Chief Executive Officer and Chairman of the Board of Kontoor Brands. “We now have a more focused, growth-oriented portfolio positioned to deliver stronger returns for our shareholders.”

"We are grateful to the Lee team for their contributions to Kontoor and wish them well as they write the next chapter of the brand's iconic history," Baxter added.

Advisors

Morgan Stanley & Co. LLC is serving as Kontoor Brands’ exclusive financial advisor and Foley & Lardner LLP as its legal advisor.

About Kontoor Brands

Kontoor Brands, Inc. (NYSE: KTB) is a global apparel company with deep authority in the denim, outdoor and workwear categories. Wrangler® and Helly Hansen® are iconic brands that empower consumers to pursue their passions with confidence and authenticity through innovative design, exceptional products and compelling performance. Kontoor's global platform, scale and operational expertise drive sustainable brand growth and deliver long-term value for its stakeholders. For more information, please visit www.KontoorBrands.com.

Forward-Looking Statements

Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” “may” and other words and terms of similar meaning or use of future dates. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as required under the U.S. federal securities laws. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to: macroeconomic conditions, including inconsistent consumer demand despite recent declines in interest rates, fluctuating foreign currency exchange rates, moderating inflation and global supply chain issues, as well as the ongoing impact of tariffs and uncertainty regarding the outcome of trade negotiations, import/export regulations and tariff policies, continue to adversely impact global economic conditions and have had, and may continue to have, a negative impact on the Company's business, results of operations, financial condition and cash flows (including future uncertain impacts); the level of consumer demand for apparel; reliance on a small number of large customers; potential difficulty in integrating Helly Hansen and/or in achieving the expected growth, cost savings and/or synergies from the acquisition; supply chain and shipping disruptions, which could continue to result in shipping delays, an increase in transportation costs and increased product costs or lost sales; intense industry competition; the ability to accurately forecast demand for products; the Company's ability to gauge consumer preferences and product trends, and to respond to constantly changing markets; the Company's ability to maintain the images of its brands; disruption and volatility in the global capital and credit markets and its impact on the Company's ability to obtain short-term or long-term financing on favorable terms; the Company maintaining satisfactory credit ratings; restrictions on the Company's business relating to its debt obligations; increasing pressure on margins; e-commerce operations through the Company's direct-to-consumer business; the financial difficulty experienced by the retail industry; possible goodwill and other asset impairment; the ability to implement the Company's business strategy; the stability of manufacturing facilities and foreign suppliers; fluctuations in wage rates and the price, availability and quality of raw materials and contracted products, including as a result of tariffs and reciprocal tariffs; the reliance on a limited number of suppliers for raw material sourcing and the ability to obtain raw materials on a timely basis or in sufficient quantity or quality; disruption to distribution systems; seasonality; unseasonal or severe weather conditions; potential challenges with the Company's implementation of Project Jeanius; the Company's and its vendors' ability to maintain the strength and security of information technology systems; the risk that facilities and systems and those of third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss or maintain operational performance; ability to properly collect, use, manage and secure consumer and employee data; legal, regulatory, political and economic risks; the impact of climate change and related legislative and regulatory responses; stakeholder response to sustainability issues, including those related to climate change; compliance with anti-bribery, anti-corruption and anti-money laundering laws by the Company and third-party suppliers and manufacturers; changes in tax laws and liabilities; the costs of compliance with or the violation of national, state and local laws and regulations for environmental, consumer protection, employment, privacy,

Exhibit 99.1
safety and other matters; continuity of members of management; labor relations; the ability to protect trademarks and other intellectual property rights; the ability of the Company's licensees to generate expected sales and maintain the value of the Company’s brands; volatility in the price and trading volume of the Company's common stock; anti-takeover provisions in the Company's organizational documents; market conditions, timing and ability to institute an appropriate Accelerated Share Repurchase program; and general fluctuations in the amount and frequency under our share repurchases. Many of the foregoing risks and uncertainties will be exacerbated by any worsening of the global business and economic environment.

More information on potential factors that could affect the Company's financial results are described in detail in the Company’s most recent Annual Report on Form 10-K and in other reports and statements that the Company files with the SEC.

Contacts
Investors:
Erinn Murphy, (336) 332-3022
Vice President, Global Head of Finance & Operations for Helly Hansen; Corporate Investor Relations
Erinn.Murphy@kontoorbrands.com
or
Media:
Julia Burge, (336) 332-5122
Vice President, Global Communications
Julia.Burge@kontoorbrands.com

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